UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

WATERS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	13-3668640
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
34 Maple Street, Milford, MA 01757
(Address of Principal Executive Offices) (Zip Code)

WATERS CORPORATION
2003 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

Mark T. Beaudouin, Esq.
Waters Corporation
34 Maple Street
Milford, Massachusetts 01757
(Name and Address of Agent for Service)
(508) 478-2000
Telephone Number, Including Area Code, of Agent for Service

Copies to:
Michael P. O’Brien, Esq.
Bingham McCutchen LLP
150 Federal Street
Boston, MA 02110-1726
(617) 951-8000
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount Of
Title Of	To Be	Offering Price	Aggregate	Registration
Securities To Be Registered	Registered (1)	Per Share (1)	Offering Price (1)	Fee
Common Stock, $0.01 par value	3,800,000	$45.34	$172,292,000	$18,435.24

(1)     The proposed maximum offering price has been estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. It is not known how many of these shares will be purchased or at what price. The estimate of the proposed maximum aggregate offering price has been calculated based on the offering of all 3,800,000 shares registered hereunder pursuant to the 2003 Equity Incentive Plan, at a price of $ 45.34 per share, which is the average of the high and low prices of the Registrant’s Common Stock as listed on the New York Stock Exchange on October 9, 2006.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.      Incorporation of Documents by Reference.
     On November 20, 2003, the Waters Corporation (“the Company”) filed a Registration Statement on Form S-8 (File No. 333-110613) (referred to in this document as the “First Registration Statement”) to register under the Securities Act of 1933, as amended, 5,697,290 shares of common stock, par value $0.01 per share, issuable by the Company under the Waters Corporation 2003 Equity Incentive Plan (the “Plan”), as amended.
     This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of the additional 3,800,000 shares of the Company’s common stock subject to issuance upon exercise of stock options or that the Company may issue as restricted stock or pursuant to awards of restricted stock units that may be granted under the Plan at any time or from time to time after the date hereof under the Plan. Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference herein the contents of the First Registration Statement.
     The Company incorporates by reference the documents listed below and any future filings it will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”):
•	Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission (“SEC”) on March 6, 2006;

•	Quarterly Reports on Form 10-Q for the quarters ended April 1, 2006 and July 1, 2006, filed with the SEC on May 5, 2006 and August 4, 2006, respectively;

•	Current Reports on Form 8-K filed on January 24, 2006, April 26, 2006 and July 25, 2006;

•	Report on Form S-3 filed on May 26, 2006; and

•	the description of the Corporation’s common stock contained in the Corporation’s registration statement on Form 8-A filed with the SEC on October 19, 1995, including any amendments or reports filed for the purpose of updating that description.
     All documents filed after the date of this Registration Statement by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing such documents.
Item 8.      Exhibits
     The following exhibits are filed as part of or incorporated by reference into this Registration Statement:
4.1	Waters Corporation 2003 Equity Incentive Plan (1)

4.2	First Amendment to the Waters Corporation 2003 Equity Incentive Plan (2)

4.3	Second Amendment to the Waters Corporation 2003 Equity Incentive Plan (3)

5.1	Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered

23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in signature page to Registration Statement)

(1)	Filed as Exhibit 4.1 to the Registrant’s Report on Form S-8 dated November 20, 2003.

(2)	Filed as Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K dated March 12, 2004.

(3)	Filed as Exhibit 10.38 to the Registrant’s Quarterly Report on Form 10-Q dated August 5, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milford, Commonwealth of Massachusetts, on this 13th day of October, 2006.

WATERS CORPORATION
By:	/s/ John Ornell
Vice President, Finance and Administration and
Chief Financial Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby appoints Douglas A. Berthiaume and Mark T. Beaudouin and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration Statement on Form S-8 necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Douglas A. Berthiaume Douglas A. Berthiaume	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	October 13, 2006

/s/ John Ornell John Ornell	Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 13, 2006

/s/ Joshua Bekenstein Joshua Bekenstein	Director	October 13, 2006

/s/ Dr. Michael J. Berendt Dr. Michael J. Berendt	Director	October 13, 2006

/s/ Edward Conard Edward Conard	Director	October 13, 2006

/s/ Laurie H. Glimcher, M.D. Laurie H. Glimcher, M.D.	Director	October 13, 2006

/s/ Christopher A. Kuebler Christopher A. Kuebler	Director	October 13, 2006

/s/ William J. Miller William J. Miller	Director	October 13, 2006

/s/ JoAnn A. Reed JoAnn A. Reed	Director	October 13, 2006

/s/ Thomas P. Salice Thomas P. Salice	Director	October 13, 2006

The Plan. Pursuant to the requirement of the Securities Act of 1933, the plan administrator for the Plan has caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Milford, State of Massachusetts, October 13, 2006.

WATERS CORPORATION AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN
By:	Waters Corporation Compensation and Management Development Committee of the Board of Directors

By:	/s/ Elizabeth Rae
Elizabeth Rae
Vice President, Human Resources

EXHIBIT INDEX

Exhibits

4.1	Waters Corporation 2003 Equity Incentive Plan (1)

4.2	First Amendment to the Waters Corporation 2003 Equity Incentive Plan (2)

4.3	Second Amendment to the Waters Corporation 2003 Equity Incentive Plan (3)

5.1	Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered

23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm

24.2	Power of Attorney (included in signature page to Registration Statement)

(4)	Filed as Exhibit 4.1 to the Registrant’s Report on Form S-8 dated November 20, 2003.

(5)	Filed as Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K dated March 12, 2004.

(6)	Filed as Exhibit 10.38 to the Registrant’s Quarterly Report on Form 10-Q dated August 5, 2005.